HEADS OF AGREEMENT

1.   Parties

     These Heads of Agreement (sometimes referred to as this "Agreement") are entered into on June 4, 2003 by:

          KWAGGA GOLD (PROPRIETARY) LIMITED, a corporation existing under the laws of the Republic of South Africa, (hereinafter referred to as "Kwagga"),

          and

          HAWK PRECIOUS MINERALS INC., a corporation existing under the laws of Ontario (hereinafter referred to as "Hawk"),

          and

          AFRIORE INTERNATIONAL (BARBADOS) LIMITED, a corporation existing under the laws of Barbados (hereinafter referred to as "AfriOre").

2.   The Project

     Hawk wishes to earn an interest and rights in certain lands located in the Republic of South Africa, currently covering approximately 107,000 hectares, (the "Property") and the right to fund and participate in all operations conducted on the Property for the purposes of exploring for and, if warranted, exploiting base and/or precious metals discovered therein (the Property, together with the foregoing right, collectively the "Project").

3.   Formal Agreement

     This document constitutes the Heads of Agreement for definitive option and shareholders agreements (collectively, the "JVA") that the parties intend to negotiate in good faith. It is acknowledged and agreed that it shall be a condition in favour of Kwagga (which may be waived by Kwagga) to Kwagga commencing to incur Expenditures (as hereinafter defined) that the JVA shall have been executed by Kwagga, AfriOre and Hawk. Pending the execution of the JVA, these Heads of Agreement shall nevertheless continue in effect according to its terms.

4.   Heads of Agreement Binding

     The parties hereto shall be legally bound by these Heads of Agreement, and these Heads of Agreement shall remain in effect until terminated as hereinafter provided or until superseded by the JVA signed by the parties.

5.   Objective

     The objective of the parties is to explore the Property for deposits of base and precious metals that may be commercially exploitable and, if feasible, to exploit any such deposits.

6.   Initial Payments

     The parties acknowledge and agree that:

     (a) prior to the date of execution of this Agreement, Hawk has paid to Kwagga CDN$20,000 as a non-refundable commitment fee, which Kwagga shall be entitled to retain as damages and not as a penalty in the event that this Agreement terminates; and

     (b) Hawk shall pay all out-of-pocket costs and expenses incurred by AfriOre Limited with respect to the attendance of Stuart Comline in Minneapolis, Minnesota on or about May 13, 2003, including all travel and accommodation costs. Such costs and expenses shall be paid immediately upon the delivery to Hawk of all related invoices and/or expense reports from AfriOre Limited.

7.   Phased Earn-In

7.1 Hawk shall have the right to subscribe for such number of shares in the capital of Kwagga (each, a "Share") as shall represent 50% of the issued and outstanding Shares after giving effect to such subscription, by funding expenditures for the exploration, development and maintenance of the Property ("Expenditures") that will total USD$3,500,000, through advances (the "Advances") to Kwagga and subscriptions for Shares to be paid in the manner set out in this Section 7.1. All Advances made by Hawk shall be non-interest bearing and, except as otherwise provided herein, non-refundable. Such Expenditures, Advances and Share subscriptions shall be phased as follows:

     (a) Phase One: Hawk shall make the following Advances to Kwagga on or before the respective dates set out below:

                  Date of Payment                         Amount of Advance
                  ---------------                         -----------------
                  June 20, 2003                               USD$500,000
                  September 27, 2003                         USD$1,000,000
                  November 11, 2003                           USD$600,000

     In the event that Hawk fails to make any Advance on or prior to the applicable due date therefor, all as set out above, Kwagga shall have the right to terminate this Agreement upon 7 days prior written notice to Hawk and, in the event that the amount in default is not advanced to Kwagga prior to the expiry of such 7 day period, upon the expiry of such period this Agreement will terminate. Kwagga shall use the Advances made by Hawk to incur Expenditures prior to June 20, 2006. Upon Kwagga completing Expenditures totalling USD$2,100,000, such Advances shall be automatically converted into such number of Shares as shall represent 35% of the issued and outstanding Shares after giving effect to such conversion. In the event that Kwagga elects to discontinue incurring Expenditures prior to incurring an aggregate of USD$2,100,000 in Expenditures or less than USD$2,100,000 is used by Kwagga to incur Expenditures prior to June 20, 2006, Kwagga shall provide written notice thereof to Hawk. Within 30 days following Hawk's receipt of such notice, Hawk shall have the right, exercisable by written notice delivered to Kwagga, to:

          (i) direct Kwagga to retain the balance of the Advances then held by it, whereupon all of the Advances shall be automatically converted into such number of Shares as shall represent 35% of the issued and outstanding Shares after giving effect to such conversion, and Kwagga shall be entitled to retain such funds for its sole benefit; or

          (ii) terminate this Agreement and the JVA, whereupon Kwagga shall repay to Hawk an amount equal to the balance of the Advances not used to incur Expenditures, the remaining outstanding Advances shall be transferred by Hawk to AfriOre and/or any person(s) designated by AfriOre for an aggregate of USD$1.00 and Hawk's interest in Kwagga and in the Project shall terminate.

     In the event that Hawk shall have failed to make the foregoing election within such 30 day period, Hawk shall be deemed to have made the election provided for in Section 7.1(a)(ii).

(b) Upon completion of Expenditures totalling USD$2,100,000, Kwagga shall give Hawk written notice thereof, accompanied by a Report (as hereinafter defined). Within 120 days following receipt by Hawk of the foregoing notice and Report, Hawk shall have the right to elect to subscribe for such additional number of Shares which when combined with the Shares then held by Hawk shall represent 50% of the issued and outstanding Shares after giving effect to such subscription, for an aggregate subscription price of USD$1,400,000. The subscription proceeds shall be used by Kwagga to fund Expenditures during Phase Two. If within such 120 day period Hawk elects not to subscribe for such Shares, it shall have the right, exercisable by written notice delivered to Kwagga prior to the end of such period, to elect Option A or Option B set out below.

     Option A

     Hawk shall have the right to request that AfriOre purchase Hawk's Shares for a purchase price, payable in cash, equal to USD$1,050,000. Upon exercise by Hawk of such Option A, AfriOre (and/or its designee) shall have the right, but not the obligation, to complete such acquisition within 180 days following its receipt of Hawk's written notice. In the event that AfriOre (and/or its designee) does not purchase such Shares, Hawk shall be deemed to have elected Option B; or

       Option B

       Hawk shall have the right to elect to reduce its shareholding interest in Kwagga on the following basis:

       (i)    its rights to fund Kwagga and vote its Shares shall terminate;

       (ii) it shall not have the right to sell, assign, encumber or otherwise transfer any Shares;

       (iii)  its rights under Section 8.3 shall terminate;

       (iv) its shareholding interest in Kwagga shall be diluted on the basis that for each USD$30,000 of Expenditures incurred by Kwagga thereafter, Hawk's shareholding interest in Kwagga shall be reduced by 1% (such that after USD$900,000 of Expenditures having been incurred, Hawk's shareholding interest in Kwagga shall be 5%); and

       (v) in the event that Hawk's shareholding interest in Kwagga is reduced to 5%, then Hawk shall have the right, exercisable within 120 days following the date of delivery of notice thereof from AfriOre, to elect to fund Kwagga thereafter, based upon its 5% interest, or to sell to AfriOre and/or any person(s) designated by AfriOre all of its Shares for an aggregate of USD$1.00. In the event that Hawk does not exercise such right, it shall be deemed to have elected to sell all of its Shares to AfriOre and/or its designee(s) for USD$1.00.

       In the event that Hawk fails to elect either Option A or Option B within such 120 day period or in the event that, after Hawk has elected to subscribe for such Shares, it fails to complete the foregoing subscription for Shares within such 120 day period, it shall be deemed to have elected Option B.

7.2 It is acknowledged and agreed that a black economic empowerment group to be selected by Kwagga (the "Empowerment Group") will be granted an option to subscribe for up to 28% of the issued and outstanding Shares for a subscription price equal to an amount to be mutually agreed upon by Hawk, Kwagga and the Empowerment Group (the "Empowerment Group Subscription").

7.3 It is acknowledged and agreed that if the Empowerment Group does not exercise such option within a period to be mutually agreed upon by Kwagga, Hawk and the Empowerment Group, such option shall expire. In the event that the Empowerment Group exercises its option and pays to Kwagga the applicable
Empowerment Group Subscription within the period prescribed therefor, the Empowerment Group shall acquire 28% of the Shares and the shareholdings of AfriOre and Hawk in Kwagga shall be reduced on a proportionate basis.

7.4    The following general principles shall apply to Expenditures:

       (a) An Affiliate of AfriOre designated by AfriOre shall be the operator (the "Operator") of all work carried out on the Property.

       (b) Expenditures during all Phases shall be made pursuant to work plans formulated and carried out in the sole discretion of the Operator.

       (c) The Operator shall maintain the Property in good standing by making all payments and filings for such purpose as may be required by applicable law or regulation from time to time. The amount of all such payments shall be included as Expenditures.

       (d)    Expenditures  shall include an administrative  charge equal to 10%
              of  all  Expenditures,   to  cover  the  Operator's   general  and
              administrative overheads.

       (e) Expenditures shall include all costs incurred by the Operator and Kwagga in maintaining the Property in good standing pursuant to applicable legislation and pursuant to any agreements or other obligations respecting the Property, together with all costs incurred by the Operator and Kwagga in identifying, negotiating and acquiring any lands, usage rights and/or mineral interests or rights within the Area of Interest (as hereinafter defined).

       (f) Within 90 days following the end of each 12 month period during each Phase and following the completion of each Phase, the Operator shall deliver to Hawk a detailed report (each, a "Report") prepared by the Operator setting out the Expenditures incurred, the work carried out on the Property and the results of such work since the date of the last Report, if any.

       (g) During each Phase, the Operator will provide Hawk with quarterly updates on the work carried out during each of the first 3 quarters, the results thereof and the amount of Expenditures incurred during such quarter (each, an "Update").

7.5 After all of Hawk's Advances and Share subscription proceeds and, if applicable, the Empowerment Group Subscription proceeds, have been incurred on Expenditures, all amounts required to fund the exploration and development of the Project shall be contributed by AfriOre, Hawk and, if applicable, the Empowerment Group, in proportion to their respective shareholding interests in Kwagga, subject to any election permitted by Section 9.1.

8. Assignment

8.1 AfriOre may sell, assign, encumber or otherwise transfer all or part of its rights and obligations under this Agreement or its Shares to an Affiliate.

8.2 Hawk shall not be entitled to sell, assign, encumber or otherwise transfer any of its rights and obligations under this Agreement or its Shares, without the prior written consent of AfriOre. It is acknowledged and agreed that, notwithstanding the foregoing:

       (a) Hawk shall be entitled to assign all of its interest in this Agreement to an Affiliate (the "Hawk Affiliate"); provided that Hawk shall remain jointly and severally liable for all of such transferee's obligations under this Agreement and the JVA; and

       (b) Hawk or, if applicable, the Hawk Affiliate shall be entitled to assign all of its interest in this Agreement (the "AIQ Transaction") to a limited liability company (the "JV Company") owned as to 50% by each of Hawk or the Hawk Affiliate and by Active IQ Technologies Inc. ("AIQ"); provided that Hawk, the Hawk Affiliate, if applicable, AIQ and the JV Company execute and deliver a novation agreement in form and substance satisfactory to AfriOre, acting reasonably, pursuant to which AIQ and the JV Company shall assume all of Hawk's and, if applicable, the Hawk Affiliate's obligations hereunder on a joint and several basis. In such event:

              (i) all Advances made by, and all Shares held by, Hawk, the Hawk Affiliate and/or AIQ shall be treated as if such Advances were made by and such Shares are held by Hawk alone;

              (ii) Kwagga, AfriOre and the Operator shall only be required to communicate and deal with Hawk hereunder and under the JVA; and

              (iii) Hawk shall be the sole representative of Hawk, the Hawk Affiliate, AIQ and the JV Company in respect of this Agreement, the JVA and the Project.

8.3 Following the execution of the JVA, a shareholder of Kwagga ("transferring party") may sell, assign, encumber or otherwise transfer all or part of its Shares ("offered interest") to any person not an Affiliate of the transferring party ("transferee"), subject to the right of first offer of the other shareholder to acquire such offered interest for such price and upon such terms and conditions as are offered by such transferring party. If the non-transferring party fails to accept such offer within 90 days after it receives such offer, the transferring party shall be free to transfer the offered interest to a transferee, provided that such transfer shall be for a price and upon terms and conditions no more favourable to the transferee than those offered to the non-transferring party. If the transferring party fails to consummate such transfer to a transferee within 120 days after the expiration of such 90-day offer period, the transferring party shall not transfer such offered interest without again offering such interest to the non-transferring party.

9. Dilution on Election/Default

9.1 At any time that Hawk, Kwagga and, if applicable, the Empowerment Group are required to contribute funds to Kwagga, each such shareholder may elect to contribute in proportion to its then shareholding interest in Kwagga or may elect to contribute a lesser portion or not at all. If a shareholder elects to contribute less than in proportion to its shareholding interest in Kwagga or not at all and the other shareholder(s) contribute(s) the shortfall, the former shareholder shall suffer dilution of its interest according to a dilution formula to be set out in the JVA.

9.2 If all shareholders of Kwagga are contributing funds to Kwagga in proportion to their shareholding interests in Kwagga and, after a shareholder elects to contribute to a work plan and budget, such shareholder defaults in making further contributions for such work plan and budget, such defaulting shareholder's shareholding interest in Kwagga shall be diluted and decreased according to an accelerated dilution formula to be set out in the JVA.

9.3 If a shareholder of Kwagga elects to contribute to a work plan and budget less than in proportion to its shareholding interest in Kwagga or not at all and the other shareholder(s) do(es) not elect to contribute the full amount of such work plan and budget, the work plan shall not be proceeded with and the Operator shall prepare and submit a revised work plan and budget.

10. Injury or Damage to Persons or Property

10.1 The Operator shall take all reasonable precautions for the protection of life and property on or about or in connection with operations carried out on the Property.

10.2 The Operator shall indemnify, defend and hold harmless Kwagga for, from and against any and all loss, cost, expense, damage, liability or claim therefor, including attorneys fees and court costs, caused by the Operator, its employees, workmen, agents or contractors as a result of operations carried out on the Property, unless such loss or damage is caused by the gross negligence or wilful misconduct of any shareholder of Kwagga (other than AfriOre), Hawk, the Hawk Affiliate, AIQ and/or the JV Company.

11. Applicable Law

11.1 The validity, interpretation and performance of this Agreement as well as the JVA shall be governed by the laws of England, without regard for conflict of laws or choice of laws principles that would permit or require the application of the laws of any other jurisdiction. The parties hereby consent to the exclusive jurisdiction of the courts of England. Each of the parties expressly submits and consents in advance to such jurisdiction in any action or suit commenced in such courts and each party hereby waives any objection which it may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such courts.

11.2 If any provision of this Agreement is held, in whole or in part, to be in conflict or inconsistent with any applicable law, rule or regulation, then that provision shall be severed from this Agreement and an equitable adjustment shall be made and such necessary further provision agreed upon so as to give effect to the intention of the parties evidenced in this Agreement at the time of its execution.

12. Confidentiality

12.1 The terms and conditions of this Agreement and all data and information (including Updates and Reports) obtained or created by Kwagga and/or the Operator in carrying out this Agreement (herein referred to as "confidential information") shall be the exclusive property of Kwagga and shall be maintained on a confidential basis by Hawk.

12.2 Hawk agrees to take reasonable measures to ensure that all confidential information that it holds shall be maintained and kept in a safe place sufficient to ensure that such material is not available for inspection or study by any person that is not so authorized by Kwagga.

12.3 Hawk agrees to take reasonable measures to ensure that any representative, consultant, independent contractor or employee of Hawk that had or may have had access to confidential information shall not communicate, either orally or in writing, such confidential information to any other person without the written permission of Kwagga.

12.4 The following data and information shall not be considered confidential for the purposes hereof:

       (a) information and data that at the time such information and data were obtained or created by a party were available to the public;

       (b) information and data that, after such information and data were obtained or created by a party, are published or otherwise become available to the public through no fault of either party; or

       (c) information and data received from a third party that is not legally required to hold such information and data in confidence.

12.5 Hawk acknowledges and agrees that other than its right to receive Updates and Reports, it shall have no rights to receive any other information or reports respecting work carried out on the Property, to examine any records, data or information respecting the Project or to have access to or the right to inspect the Property or the work carried out thereon.

12.6 Hawk shall not, directly or indirectly, make any disclosure of confidential information to the public or otherwise give out or provide for any publicity or press release regarding the Project without the prior written consent of Kwagga. The requirement for consent shall not apply to a disclosure to an attorney, accountant or consultant that has a bona fide need to be informed, subject to compliance with Section 12.3.

12.7 In the event that Hawk or, in the event that the AIQ Transaction is completed, AIQ is required to disclose any confidential information to any governmental agency, a stock exchange or the public in order to comply with applicable securities laws, rules or regulations or the rules of any applicable stock exchange or trading facility:

       (a)    such  disclosure   shall  be  limited  to  the  minimum  level  of
              disclosure required in the circumstances;

       (b) a verbatim transcript of any such disclosure intended to be made by Hawk or AIQ, as applicable, shall be delivered to Kwagga at least 3 business days prior to the proposed date of such disclosure; and

       (c)    Hawk and AIQ,  if  applicable,  shall  not  make  such  disclosure
              without   Kwagga's  prior  written  consent  which  shall  not  be
              unreasonably withheld or delayed; and

       (d) Hawk and AIQ, if applicable, shall amend such disclosure in accordance with Kwagga's reasonable direction.

It is acknowledged and agreed that AfriOre Limited may act as Kwagga's representative in connection with the foregoing.

12.8 Notwithstanding the other provisions hereof, it is acknowledged and agreed by Hawk that the location and legal description of the Property shall be kept strictly confidential and not disclosed to any person, including disclosure otherwise permitted pursuant to Section 12.7. Hawk covenants and agrees to use best efforts to comply with the foregoing covenant, including, without limitation, making all applications to all applicable regulatory authorities to obtain such orders or rulings as may be required in order to ensure that Hawk is not required to disclose the exact location or legal description of the Property, including in any reports required to be filed pursuant to the rules of any stock exchange or trading facility, National Instrument 43-101 promulgated by Canadian securities regulators and/or pursuant to any requirement of any United States federal or state securities legislation or regulatory authority, in any offering memorandum, registration statement or prospectus used or filed by Hawk, in any title opinions filed by Hawk and in any oral, written or electronic disclosures to any persons, including underwriters, agents or financiers.

12.9 Hawk shall indemnify and hold harmless Kwagga from any and all loss or damage (including, but not in any way limited to, legal costs on a solicitor and own client basis) which may arise from the unauthorized disclosure or use of any confidential information.

12.10 Hawk acknowledges the confidential information is proprietary and confidential and that Kwagga may be irreparably damaged if any of the provisions contained in this Article 12 are not performed by Hawk in accordance with the terms set out and therefore Hawk agrees that Kwagga, in addition to and without limiting any other rights or remedies that Kwagga may have, will have the right to an immediate injunction or other available equitable relief in any court of competent jurisdiction, enjoining any threatened or actual breach of the provisions of this Article 12 by Hawk. Hawk agrees that the existence of this right to an immediate and undefended injunction or other available equitable relief will not preclude Kwagga from pursuing any other rights and remedies at law or in equity which Kwagga may have, including recovery of damages.

12.11  In the event that there is a change of control of AfriOre Limited:

       (a)    the provisions of Sections 12.5, 12.7 and 12.8 shall terminate;

       (b) thereafter Hawk shall be entitled to examine all records, data and information respecting the Project and to have access to and the right to inspect the Property and the work carried out thereon, at its sole risk during normal business hours upon reasonable prior notice to Kwagga; and

       (c) thereafter any data or information which Hawk is required to disclose in order to comply with applicable securities laws, rules or regulations or the rules of any applicable stock exchange or trading facility shall not be considered confidential for the purposes hereof.

12.12 The provisions of this Article 12 shall survive the termination of this Agreement.

13. Area of Interest

13.1 It is acknowledged and agreed that Kwagga may elect at any time or from time to time to abandon portions of the Property and, in such event, such abandoned land, usage rights and/or mineral interests shall no longer form part of the Property or be subject to this Agreement or the JVA.

13.2 It is acknowledged and agreed that it is intended that additional public or private land, usage rights and/or mineral interests or rights within the area delineated on the map attached as Schedule "A" hereto (hereinafter collectively referred to as the "Area of Interest") may be acquired by or on behalf of Kwagga or any of its Affiliates after the date hereof as part of the Expenditures. Upon any such acquisition, such lands, interests and rights shall be deemed to be part of the Property for the purposes hereof.

13.3 Hawk agrees that for a period of 5 years from the date of this Agreement, neither Hawk nor any of its Affiliates (regardless of whether such person is its Affiliate on the date hereof), officers or directors will, acquire, lease or otherwise obtain or control any interest in the Property or any public or private land, usage rights or mineral interests or rights within the Area of Interest, or conduct any exploration, development or production activities in the Area of Interest.

13.4 If, notwithstanding the prohibition contained in Section 13.3, Hawk or any of its Affiliates, officers or directors acquire, lease or otherwise obtain or control any interest in all or part of the Property or in land, usage rights or mineral interests or rights within the Area of Interest within 5 years from the date of this Agreement, Hawk shall notify Kwagga thereof within the 30 days immediately following the date of such transaction and Hawk shall (or Hawk shall cause such Affiliate, officer or director to) convey the same to Kwagga or its nominee in the manner that Kwagga directs as soon as practicable thereafter, in consideration of the payment by Kwagga to Hawk or such Affiliate, officer or director, as the case may be, of an amount equal to the direct out of pocket cost of acquisition thereof or of similar land or interests from the government of the Republic of South Africa pursuant to applicable legislation in force at the time of such acquisition.

13.5 The provisions of this Article 13 shall survive the termination of this Agreement.

14. No Holding Out

       This Agreement shall not constitute a partnership between the parties. Neither party will hold itself out as an agent or partner of the other.

15. Due Authorization

       Each of the parties represents and warrants to the other that:

15.1 it is a company duly incorporated in accordance with the laws of its jurisdiction of incorporation;

15.2 it is empowered, authorized and entitled to enter into this Agreement;

15.3 no transaction contemplated hereby is in breach of its memorandum or articles of association or any other agreement or arrangement to which it is a party; and

15.4 all corporate and other proceedings required to authorize such party to enter into and carry out this Agreement have duly and properly been taken.

16. General

16.1 For the purposes of this Agreement:

       (a) the term "person" shall be interpreted very broadly and shall include, without limitation, any corporation, association, joint venture, partnership or individual;

       (b) "Affiliate" shall mean any individual, estate, trust, general partnership, limited partnership, limited liability company, corporation, association or other organization or entity that is directly or indirectly controlling, controlled by or under common control with a party to this Agreement; and

       (c) "control" shall mean possession, directly or indirectly, of the right to direct management and policies through ownership of voting securities, contract, voting trust or otherwise.

16.2 All notices required or permitted to be given under this Agreement shall be in writing, and (unless some other mode of giving the same is specified or accepted in writing by the recipient) shall be effective (i) when delivered at the address of the addressee if delivered during normal business hours and, if not, then on the next business day following delivery, or (ii) on the day it shall have been received by facsimile transmission at the addressee's address if received during normal business hours and, if not, then on the next business day following receipt, whichever of the foregoing shall first occur. The parties respectively choose the following addresses for notices under this Agreement:

                  If to Hawk:               Suite 404
                                            347 Bay Street
                                            Toronto, ON   M5H 2R7

                                            Attention:  President
                                            Fax Number:  (416) 214-5599

                  If to Kwagga:             Ground Floor, Tuscany Office Park V
                  or AfriOre                6 Coombe Place, Rivonia
                                            Sandton, 2128, South Africa

                                            Attention:  President
                                            Fax Number:  011 27 11 803-5692

16.3 No failure or delay by either party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial waiver thereof preclude any further exercise thereof or the exercise of any other right, power or privilege hereunder or otherwise.

16.4 No variation, modification or waiver or cancellation of any provisions of this Agreement, or consent to any departure therefrom, shall in any event be of any force or effect unless confirmed in writing and signed by the parties, and then such variation, modification, waiver, cancellation or consent shall be effective only in the specific instance and for the purpose and to the extent for which it was made or given.

16.5 Either party will execute such documents and do such things as the other party may reasonably request in order to carry out the terms of this Agreement or to preserve or protect the interests of a party hereunder.

16.6 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

16.7 Time shall be of the essence hereof.

16.8 This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements between such parties with respect to the subject matter hereof. Hawk acknowledges that, except as specifically contained in this Agreement, it has not relied upon any representations or warranties of Kwagga or AfriOre concerning the status and condition, environmental or otherwise, of the Property.

16.9 Kwagga and Hawk hereby acknowledge and agree that the Heads of Agreement entered into on April 9, 2003 between them is hereby terminated.

   SIGNED at Rivonia, Johannesburg, South Africa as of June 4  9 [SRC], 2003.

                        KWAGGA GOLD (proprietary) LIMITED


                        By: /s/ Stuart R. Comline
                            ----------------------------
                            Name:  Stuart R. Comline
                            Title:  Director

   SIGNED at Rivonia, Johannesburg, South Africa as of June 4  9 [SRM], 2003.

                        AFRIORE INTERNATIONAL (BARBADOS) LIMITED

                        By: /s/ Stuart R. Comlime
                            ------------------------------
                            Name: Stuart R. Comline
                            Title:  Director

                        SIGNED at Toronto as of June 4, 2003.

                        HAWK PRECIOUS MINERALS INC.

                        By:  /s/ H. Vance White         /s/ Walter E. Brooks
                             --------------------------------------------------
                             Name: H. Vance White       Walter E. Brooks
                             Title: President           Director

                                  SCHEDULE "A"

                                AREA OF INTEREST





                                     [MAP]